EX. 99.77O-Transactions effected pursuant to Rule 10f-3

1.Name of Underwriter From Who Purchased:

Morgan Stanley


2.Name of Underwriting syndicate members:

Deutsche Bank
Alex Brown Inc.
Goldman, Sachs & Co.
Morgan Stanley Dean Witter, et al.


3.Name of Issuer:

Ford Motor Credit Co.


4.Title of Security:

F 6 7/8 02.01.06


5.Date of First Offering:

01/25/01


6.Dollar Amount Purchased:

$49,912.50


7.Number of Shares Purchased:

50,000 Shares


8.Price Per Unit:

$99.825














EX. 99.77O-Transactions effected pursuant to Rule 10f-3

1.Name of Underwriter From Who Purchased:

Morgan Stanley


2.Name of Underwriting syndicate members:

BNP Paribas Group
Credit Swiss
First Boston Ltd.
Morgan Stanley Dean Witter
Schroders
Salomon Smith Barney International
Deutsche Bank
AG London
Goldman Sachs & Co.
JPMorgan Securities
Lehman Brothers International (Europe)
Merrill Lynch International Ltd.


3.Name of Issuer:

France Telecom


4.Title of Security:

FRTEL 8 1/2 03/31


5.Date of First Offering:

03/06/01


6.Dollar Amount Purchased:

$49,622.00


7.Number of Shares Purchased:

50,000 Shares


8.Price Per Unit:

$99.244






EX. 99.77O-Transactions effected pursuant to Rule 10f-3

1.Name of Underwriter From Who Purchased:

JPMorgan


2.Name of Underwriting syndicate members:

Bear Sterns & Co. Inc.
Credit Suisse First Boston Inc.
First Union Securities
Goldman Sachs & Co.
Ing Barrings/BBL
JPMorgan Securities
Williams Capital Group LP


3.Name of Issuer:

Citigroup Inc.


4.Title of Security:

C 6 3/4 12/01/05


5.Date of First Offering:

11/30/00


6.Dollar Amount Purchased:

$51,506.00


7.Number of Shares Purchased:

50,000 Shares


8.Price Per Unit:

$103.012